EXHIBIT 21.1
                  LIST OF SUBSIDIARIES OF POORE BROTHERS, INC.

          Company                                 State of Incorporation
          -------                                 ----------------------
Poore Brothers of Arizona, Inc.                         Arizona
Poore Brothers Distributing, Inc.                       Arizona
Poore Brothers of Texas, Inc.                            Texas
Poore Brothers Southeast, Inc.                          Arizona
La Cometa Properties, Inc.                              Arizona
Tejas PB Distributing, Inc.                             Arizona